UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 10, 2006

ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

29500 Orchard Hill Place, Suite 200
Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Issuance of Senior Notes

On October 10, 2006, ITC Holdings Corp. issued $255 million aggregate principal amount of its 5.875% Senior Notes due 2016 (the “2016 Notes”) and $255 million aggregate principal amount of its 6.375% Senior Notes due 2036 (the “2036 Senior Notes” and, together with the 2016 Senior Notes, the “Senior Notes”) in a private placement in reliance on exemptions from registration under the Securities Act of 1933.  The Senior Notes were sold by ITC Holdings Corp. to Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and other initial purchasers pursuant to a Purchase Agreement (the “Purchase Agreement”) dated October 4, 2006, pursuant to which ITC Holdings Corp. agreed to sell the Senior Notes at the closing subject to satisfaction of customary terms and conditions specified in the Purchase Agreement.  A copy of the Purchase Agreement is attached hereto as Exhibit 99.1.

The Senior Notes were issued under ITC Holdings Corp.’s Indenture (the “Original Indenture”), dated as of July 16, 2003, between The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of October 10, 2006, between ITC Holdings Corp. and the Trustee (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).  The Senior Notes are unsecured.

Interest on the Senior Notes is payable semi-annually in arrears on March 30 and September 30 of each year, commencing on March 30, 2006 at a fixed rate of 5.875% per annum, in the case of the 2016 Senior Notes, and a rate of 6.375% per annum, in the case of the 2036 Senior Notes.  ITC Holdings Corp. may redeem the Senior Notes at any time, in whole or in part, at a “Make Whole Price” equal to the greater of (1) the principal amount of the Senior Notes being redeemed and (2) the sum of the present values of the remaining scheduled principal and interest payments on the Senior Notes discounted to the redemption date at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest on the Senior Notes to, but not including, the redemption date.  The principal amount of the 2016 Notes is payable on September 30, 2016 and the principal amount of the 2036 Notes is payable on September 30, 2036.

The Senior Notes and the Indenture restrict ITC Holdings Corp.’s and its subsidiaries’ ability to engage in sale and lease-back transactions and, in certain circumstances, to incur liens. The Senior Notes and the Indenture contain customary events of default, including, without limitation, failure to pay principal on any Indenture Security (as defined in the Indenture) when due; failure to pay interest on any Indenture Security for 30 days after becoming due; and failure to comply with certain covenants and warranties contained in the Indenture for a period of 60 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of Indenture Securities then outstanding.  If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the “Holders” (as defined in the Indenture) of not less than 25% in aggregate principal amount of the Indenture Securities outstanding may declare the principal amount of all the Indenture Securities to be due and payable immediately.  A copy of the Original Indenture was filed as Exhibit 4.3 to ITC Holdings Corp.’s Registration Statement on Form S-1 (File No. 333-123657).  A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.12.

The above description of the Purchase Agreement and the Indenture do not purport to be complete statements of the parties’ rights and obligations under those agreements.  The above descriptions are qualified in their entirety by reference to the Purchase Agreement and the Second Supplemental Indenture, copies of which are attached to this Current Report on Form 8-K, and to the Indenture, a copy of which was previously filed by ITC Holdings Corp., and which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

4.12	Second Supplemental Indenture, dated as of October 10, 2006, between ITC Holdings Corp. and The Bank of New York Trust Company, N.A., as trustee

99.1	Purchase Agreement, dated October 4, 2006, between ITC Holdings Corp. and Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and the other initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President, General Counsel and Secretary

October  10, 2006